Exhibit 1.2



               [FORM OF UNDERWRITING AGREEMENT FOR CERTIFICATES]

                               NATIONSBANK, N.A.

                           NATIONSBANK, N.A. (SOUTH)

                          NATIONSBANK OF TEXAS, N.A.

                                    SELLERS

                     NATIONSBANK AUTO GRANTOR TRUST 199_-_

                            UNDERWRITING AGREEMENT

                                                    _______________ __, 199_

NationsBanc Capital Markets, Inc.
NationsBank Corporate Center
100 North Tryon Street, NC1-007-10-01
Charlotte, North Carolina  28255

Ladies and Gentlemen:

         NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A., each a national banking association (each, a "Company" and collectively, the "Companies"), propose to form a trust entitled the NationsBank Auto Grantor Trust 199_-_ (the "Trust") pursuant to the terms of a proposed Pooling and Servicing Agreement, to be dated as of ____________, 199_, among each of the Companies, as Sellers, NationsBank, N.A., as Servicer, and _________________, as Trustee (the "Pooling and Servicing Agreement"), pursuant to which certain ____ % Asset Backed Certificates, Class A (the "Class A Certificates") and certain ____% Asset Backed Certificates, Class B (the "Class B Certificates" and collectively with the Class A Certificates, the "Certificates") will be issued. Each Certificate will evidence a fractional, undivided percentage interest in the Trust. The property of the Trust includes a pool of fixed rate simple interest retail motor vehicle installment sale contracts indirectly originated by the Companies (collectively, the "Receivables"), certain monies received under the Receivables after _______ __, 199_, security interests in the new and used automobiles, vans and light-duty trucks financed thereby, certain rights of the Trust under the Pooling and Servicing Agreement, certain amounts from time to time on deposit in certain accounts maintained by the Trustee for the benefit of the Certificateholders and the Companies' rights to payments under agreements with dealers of Financed Vehicles and insurance policies relating to the Receivables. To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Pooling and Servicing Agreement.

         The Companies propose to sell to the underwriters identified on
Schedule I hereto (the "Underwriters") for whom you are acting as representative (the "Representative") the principal amount of the Certificates identified in Schedule I hereto.

         1. Representations and Warranties. Each Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Companies have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, registration number 333-3557, under the Securities Act of 1933, as amended (the "Act"), which has become effective, for the registration under the Act of the Certificates. The Companies propose to file with the Commission pursuant to Rule 424 under the Act a final prospectus relating to the Certificates and the plan of distribution thereof and have previously advised the Representative of all further information (financial and other) with respect to the Companies to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Preliminary Prospectus"; and such final form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424, is hereinafter called the "Final Prospectus."

                  (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Companies by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

                  (c) Such Company has been duly incorporated and is validly existing as a national banking association under the laws of the United States and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

                  (d) Such Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

                  (e) (i) This Agreement and the Pooling and Servicing Agreement have been duly authorized by such Company, and this Agreement and the Pooling and Servicing Agreement have been duly executed and delivered by such Company, and each of this Agreement and the Pooling and Servicing Agreement, when executed and delivered by such Company, does or will, as the case may be, constitute a legal, valid and binding agreement of such Company, enforceable against such Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law); and (ii) the Certificates have been duly authorized by such Company, and when duly executed by the Trustee on behalf of the Trust, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Companies, the principal amount of the Certificates set forth opposite such Underwriter's name in
Schedule I hereto at the purchase price of _______% of the principal amount of such Certificates with respect to the Class A Certificates and _______% of the principal amount of such Certificates with respect to the Class B Certificates, plus, in each case, accrued interest from and including ___________ __, 199_ through and including the date prior to the Closing Date.

         3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. New York time on ________ __, 199_ or such other place as shall be agreed by the Company and the Underwriters, and which date and time may be postponed by agreement between the Representative and the Companies or as provided in Section 9 hereof (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by one or more wires of immediately available funds to an account designated by the Companies. Delivery of the Certificates shall be made through the facilities of The Depository Trust Company.

         4. Representations and Warranties of the Underwriters. Each Underwriter represents and warrants to, and agrees with, each Company that it will not, in connection with the offering and sale of the Certificates, use
(i) any "Computational Materials" within the meaning of the no-action letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter, dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association or (ii) any "ABS Term Sheets" within the meaning of the no-action letter, dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association.

         5. Agreements.  Each Company agrees with the several Underwriters that:

                   (a) Prior to the termination of the offering of the Certificates, such Company will not file any amendment to the Registration Statement or supplement to the Final Prospectus unless such Company has furnished the Representative a copy of such amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, such Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. Such Company will advise the Representative promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Certificates shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information,
         (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by such Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Such Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, such Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.

                  (c) Such Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve-month period beginning not later than the first day of such Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (d) Such Company will furnish to the Representative and counsel for the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. Such Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by the Representative.

                  (e) Such Company will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Certificates and will arrange for the determination of the legality of the Certificates for purchase by institutional investors; provided, however, that such Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of each Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of each Company made in any certificates delivered pursuant to the provisions hereof, to the performance by each Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

                  (b) The Companies shall have furnished to the Representative the opinion of [Issuer's counsel], counsel for the Companies, dated the Closing Date, to the effect of paragraphs (i), (ii), (iv), (v),
         (vi) and (vii) below, and the opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Companies, dated the Closing Date, to the effect of paragraphs (iii) and (viii) below:

                           (i) each Company is a duly organized and validly
                  existing national banking association in good standing under the laws of the United States, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and had at all relevant times and now has, the power, authority and legal right to acquire and own the Receivables transferred to the Trust, and, with respect to NationsBank, N.A., to service such Receivables, and this Agreement and the Pooling and Servicing Agreement and the issuance and sale of the Certificates have been duly authorized by the Company;

                           (ii) the Certificates conform in all material respects to the description thereof contained in the Final Prospectus;

                           (iii) each of this Agreement and the Pooling and
                  Servicing Agreement constitutes a legal, valid and binding instrument of each Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting each Company, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

                           (iv) to the best knowledge of such counsel, there
                  is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving any Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                           (v) the Registration Statement has become effective
                  under the Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                           (vi) no consent, approval, authorization or order
                  of any court or governmental agency or body is required, with respect to any Company, for the consummation of the transactions contemplated herein, or in the Pooling and Servicing Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                           (vii) neither the issue and sale of the
                  Certificates, nor the consummation of any other of the transactions herein contemplated or in the Pooling and Servicing Agreement, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the articles of association or by-laws of any Company or, to the best knowledge of such counsel, the terms of any indenture or other agreement or instrument known to such counsel and to which such Company is a party or bound, or any order or regulation known to such counsel to be applicable to such Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Company; and

                           (viii) the Pooling and Servicing Agreement will not
                  be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not, and immediately following the sale of the Certificates pursuant hereto, will not be required to be, registered under the Investment Company Act of 1940, as amended.

                  [Issuer's counsel] shall also state that he has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, as of its date and as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than (i) the United States or the general corporation laws of the State of Delaware, (ii) with respect to [Issuer's counsel], the State of _______________, and (iii) with respect to Skadden, Arps, Slate, Meagher & Flom, the State of New York, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Companies or their affiliates and public officials.

                  (c) The Companies shall have furnished to the Representative an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Companies, dated the Closing Date, to the effect that:

                           (i) the statements in the Final Prospectus under
                  the heading "Federal Income Tax Consequences" and the summary thereof under the heading "Prospectus Summary -- Tax Status," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                           (ii) the statements in the Final Prospectus under
                  the headings "Certain Legal Aspects of the Receivables" and "ERISA Considerations," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                  (d) The Companies shall have furnished to the Representative
         (i) an opinion or opinions of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Companies, dated the Closing Date, with respect to certain matters relating to the effect of receivership of any Company on such interest in the Receivables and with respect to other related matters and (ii) opinions of local counsel to each of the Companies, dated the Closing Date, with respect to the perfection of the Trust's interest in the Receivables, in each case in a form previously approved by the Representative and its counsel. In addition, the Representative shall have received a reliance letter with respect to any opinion that the Companies are required to deliver to each Rating Agency.

                  (e) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to the validity of the Certificates, the Registration Statement, the Final Prospectus and other related matters as the Representative may require, and the Companies shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representative shall have received an opinion of counsel to the Trustee, dated the Closing Date, to the effect that:

                           (i) the Trustee has been duly incorporated and is
                  validly existing as a banking corporation under the laws of the State of ______________ and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement;

                           (ii) the Pooling and Servicing Agreement has been
                  duly authorized, executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms except as such enforceability may be limited by
                  (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

                           (iii) the Certificates have been duly executed on behalf of the Trust, authenticated and delivered by the Trustee;

                           (iv) the execution and delivery of the Pooling and
                  Servicing Agreement and the Certificates by the Trustee and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (A) any law or regulation of the United States or the State of ___________ governing the banking or trust powers of the Trustee or (B) the certificate of incorporation or articles of association or by-laws of the Trustee; and

                           (v) no approval, authorization or other action by,
                  or filing with, any governmental authority of the United States or the State of _________________ having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement, or the execution on behalf of the Trust, and delivery of the Certificates or the performance by the Trustee thereunder.

                  (g) The Companies shall have furnished to the Representative a certificate of each Company, signed by any two of the Chairman of the Board, the President, any Executive Vice President, the principal treasury officer, the principal financial officer or the principal accounting officer of such Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement (excluding any other documents incorporated by reference therein), the Final Prospectus and this Agreement and that, to the best of their knowledge:

                           (i) the representations and warranties of such
                  Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and such Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                            (ii) no stop order suspending the effectiveness of
                  the Registration Statement, as amended, has been issued, and no proceedings for that purpose have been instituted or threatened; and

                            (iii) since the respective dates as of which
                  information is given in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of such Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                  (h) On the date hereof and on the Closing Date, Price Waterhouse LLP and/or any other firm of certified independent public accountants acceptable to the Representative shall have furnished to the Representative a letter, dated the date hereof and the date of the Closing Date, respectively, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that using the assumptions and methodology used by each Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Final Prospectus as the Representative may reasonably request and agreed to by Price Waterhouse LLP, compared the results of their calculations to the corresponding items in the Final Prospectus, and found each such number and percentage set forth in the Final Prospectus to be in agreement with the results of such calculations. To the extent historical financial information with respect to each Company and/or historical financial, delinquency or related information with respect to one or more servicers is included in the Final Prospectus, such letter or letters shall also relate to such information.

                  (i) The Class A Certificates shall have received the rating of _______ from ___________________________, and the Class B
         Certificates shall have received the rating of at least _____ from
         ___________________________.

                  (j) Prior to the Closing Date, the Companies shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Companies in writing or by telephone or telegraph confirmed in writing.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Companies will reimburse, subject to paragraph (e) of Section 8 below, the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Certificates.

         8. Indemnification and Contribution.

                  (a) Subject to paragraph (e) of this Section 8, the Companies agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof, or in, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) no Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless each Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls a Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Companies by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Companies acknowledge that the statements set forth under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
         (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnifying party waived its rights under this Section 8 in writing in which case the indemnified party may effect such a settlement without such consent. No indemnifying party may avoid its duty to indemnify under this Section 8 if such indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its consent unless its right to consent under this Section 8 has been waived in writing.

                  (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
         (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Companies or the Underwriters on the grounds of policy or otherwise, the Companies, subject to paragraph (e) of this Section 8, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Companies and one or more of the Underwriters may be subject, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Certificates specified in Schedule I hereto and the Companies are responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount applicable to the Certificates purchased by such Underwriter hereunder.

                  Notwithstanding anything to the contrary in this paragraph
         (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls a Company within the meaning of either the Act or the Exchange Act, each officer of a Company who shall have signed the Registration Statement and each director of a Company shall have the same rights to contribution as that Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

                  (e) Notwithstanding any other provisions of this Agreement to the contrary, with respect to its obligations to reimburse expenses pursuant to Section 7 herein, to indemnify each Underwriter pursuant to Section 8(a) herein, and to provide contribution pursuant to Section 8(d) herein, each Company will only be responsible for the percentage of such expenses, indemnification or contribution, as the case may be, set forth opposite its name below (which percentages represent such Company's proportional contribution of Receivables to the Trust):

                  NationsBank, N.A.         _____%
                  NationsBank, N.A. (South) _____%
                  NationsBank of Texas, N.A._____%

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Certificates set forth opposite their names in Schedule I hereto bear to the aggregate amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter or the Companies. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Companies and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Companies prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or North Carolina, Florida, Georgia and Texas State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Certificates.

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Companies or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Companies or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 7 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed to NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255,
Attention: William A. Glenn, Managing Director, and to any other Underwriter at such address, if any, as is specified in writing to the Company for notices hereunder; or, if sent to any Company, will be mailed, delivered or telegraphed and confirmed to it at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina, 28255, Attention: John E. Mack, Senior Vice President, with a copy to: NationsBank Corporation, Legal Department, NC1-007-20-01, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina, 28255, Attention: Paul J.

Polking, General Counsel.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Companies and the several Underwriters.

                                                     Very truly yours,

                                                     NATIONSBANK, N.A.

                                                  By:_________________________
                                                       John E. Mack
                                                       Senior Vice President

                                                     NATIONSBANK, N.A. (SOUTH)

                                                  By:_________________________
                                                       John E. Mack
                                                       Senior Vice President

                                                    NATIONSBANK OF TEXAS, N.A.

                                                  By:_________________________
                                                       John E. Mack
                                                       Senior Vice President



The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

NATIONSBANC CAPITAL MARKETS, INC.,

as Representative

By:  NATIONSBANC CAPITAL MARKETS, INC.

By:_______________________________________
         William A. Glenn
         Managing Director

For itself and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.






                                  SCHEDULE I

                                                          Principal Amount
                                                of Class A Certificates to
Underwriters                                                  be Purchased

NationsBanc Capital Markets, Inc.   .....................$________________

     Total   ............................................$________________

                                                          Principal Amount
                                                of Class B Certificates to
Underwriters                                                  be Purchased

NationsBanc Capital Markets, Inc.........................$________________

     Total   ............................................$________________